CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement of Touchstone Strategic Trust relating to the reorganization of the Touchstone Healthcare and Biotechnology Fund, a portfolio of Touchstone Funds Group Trust, into the Touchstone Large Cap Growth Fund, a portfolio of Touchstone Strategic Trust, and to the incorporation by reference of our report dated November 29, 2010, with respect to the financial statements and financial highlights of the Touchstone Funds Group Trust and to the incorporation by reference of our report dated May 27, 2010, with respect to the financial statements and financial highlights of the Touchstone Strategic Trust in this Registration Statement on Form N-14 of Touchstone Strategic Trust, filed with the Securities and Exchange Commission.

We also consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information dated July 29, 2010, and to the incorporation by reference of our report, dated May 27, 2010, with respect to the financial statements and financial highlights of the Touchstone Strategic Trust included in the Annual Report for the year ended March 31, 2010, in Post-Effective Amendment Number 73 to the Registration Statement (Form N-1A, 1933 No. 811-03651) as filed with the Securities and Exchange Commission on July 29, 2010, which is incorporated by reference into the Prospectus and Statement of Additional Information included in this Registration Statement on Form N-14 of Touchstone Strategic Trust.


                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
December 21, 2010